Exhibit 99.1

NEXL, INC. AUDITED FINANCIAL STATEMENTS November 30, 2005

NEXL, INC.

TABLE OF CONTENTS

                                                                     Page

Report of Independent Auditors                                                       1

Financial Statements
Balance Sheets                                                           2
Statements of Operations                                                      3
Statements of Changes in Stockholders' Equity                                            4
Statements of Cash Flows                                                              5
Notes to Financial Statements                                                          6-10

UHY LLP
Certified Public Accountants

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Nexl, Inc.

We have audited the accompanying balance sheets of Nexl, Inc. (the “Company”) as of November 30, 2005 and December 31, 2004 and the related statements of operations, changes in stockholders’ equity and cash flows for the eleven-months ended November 30, 2005 and for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nexl, Inc. as of November 30, 2005 and December 31, 2004 and the results of its operations and its cash flows for the eleven-months ended November 30, 2005 and for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

New York, New York
June 7, 2006

NEXL, INC.
BALANCE SHEETS

	November 30,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$552,158	$2,951,955
Accounts receivable	12,864,766	17,427,447
Inventory	49,561	285,392
Prepaid expenses and other current assets	138,508	106,718
Total current assets	13,604,993	20,771,512
PROPERTY AND EQUIPMENT, NET	3,413,480	3,160,616
OTHER ASSETS	54,371	50,451
	$17,072,844	$23,982,579

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$12,506,919	$17,867,496
Accrued expenses and other current liabilities	1,421,641	1,927,837

Total current liabilities	13,928,560	19,795,333

LONG-TERM DEBT	-	26,686
DEFERRED REVENUE	1,293,260	1,375,618
	15,221,820	21,197,637

STOCKHOLDERS’ EQUITY
Common stock, no par value; 200,000 shares authorized, 2,548 and 2,000 shares issued and outstanding at November 30, 2005 and December 31, 2004, respectively	7,644	6,000
Additional paid in capital	5,645,021	2,238,084
Retained earnings	(3,801,641)	540,858
	1,851,024	2,784,942
	$17,072,844	$23,982,579

See notes to financial statements.

NEXL, INC.
STATEMENT OF OPERATIONS

	Eleven months ended November 30,	Years ended December 31,
	2005	2004	2003
REVENUES	$71,132,456	$67,323,185	$37,122,086
COST OF REVENUES	56,403,583	53,863,959	25,874,897
GROSS PROFIT	14,728,873	13,459,226	11,247,189

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,675,330	11,074,997	8,531,746

INCOME (LOSS) FROM OPERATIONS	(3,946,457)	2,384,229	2,715,443

OTHER (INCOME) AND EXPENSE
Interest income	(40,326)	(26,050)	(23,922)
Interest expense	929	2,111	1,247
Other	(105,419)	(11,937)	(46,862)
NET INCOME (LOSS)	$(3,801,641)	$2,420,105	$2,784,980

See notes to financial statements.

NEXL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Eleven months ended November 30, 2005
Years ended December 31, 2004 and 2003

	Common Stock
	Shares	Amount	Additional paid in capital	Retained Earnings	Stockholder’s Equity
BALANCE, DECEMBER 31, 2002	2,000	$6,000	$2,238,084	$(3,152,097)	$(908,013)
DISTRIBUTIONS				(388,298)	(388,298)
NET INCOME	-	-	-	2,784,980	2,784,980
BALANCE, DECEMBER 31, 2003	2,000	6,000	2,238,084	(755,415)	1,488,669
DISTRIBUTIONS				(1,123,832)	(1,123,832)
NET INCOME	-	-	-	2,420,105	2,420,105
BALANCE, DECEMBER 31, 2004	2,000	6,000	2,238,084	540,858	2,784,942
ADDITIONAL COMMON STOCK DISTRIBUTED	548	1,644	4,939,803		4,941,447
DISTRIBUTIONS			(1,532,866)	(540,858)	(2,073,724)
NET LOSS	-	-	-	(3,801,641)	(3,801,641)
BALANCE, NOVEMBER 30, 2005	2,548	$7,644	$(5,645,021)	$(3,801,641)	$1,851,024

See notes to financial statements.

NEXL, INC.
STATEMENTS OF CASH FLOWS

	Eleven months ended November 30,	Years ended December 31,
	2005	2004	2003
OPERATING ACTIVITIES
Net income (loss)	$(3,801,641)	$2,420,105	$2,784,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,215,982	1,002,359	735,081
Stock issued for services	4,941,447	-	-
Changes in assets and liabilities:
Loss on sale of fixed asset	20,812	-	-
Accounts receivable	4,562,681	(12,235,971)	(555,792)
Inventories	235,831	275,681	(344,787)
Prepaid expenses and other current assets	(31,790)	15,036	(10,607)
Other Assets	(3,920)	(27,034)	(5,632)
Accounts payable and accrued expenses	(5,866,773)	12,018,494	(1,344,868)
Deferred revenue	(82,358)	193,162	1,114,978
Net cash provided by operating activities	1,190,271	3,661,832	2,373,353
INVESTING ACTIVITIES
Purchase of property and equipment	(1,489,658)	(2,127,487)	(522,847)
Net cash used in investing activities	(1,489,658)	(2,127,487)	(522,847)
FINANCING ACTIVITIES
Distributions	(2,073,724)	(1,123,832)	(388,298)
Proceeds from long-term debt borrowings	-	30,218	-
Principal payments on capital lease obligations	-	-	(98,280)
Principal payments on long-term debt	(26,686)	(3,532)	(42,204)
Net cash provided by (used in) financing activities	(2,100,410)	(1,097,146)	(528,782)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,399,797)	437,199	1,321,724
CASH AND CASH EQUIVALENTS, Beginning	2,951,955	2,514,756	1,193,032
CASH AND CASH EQUIVALENTS, End	$552,158	$2,951,955	$2,514,756

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$929	$2,111	$7,029

See notes to financial statements.

NEXL, INC.
NOTES TO FINANCIAL STATEMENTS
November 30, 2005 and December 31, 2004 and 2003

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

NEXL, Inc., (the “Company”) provides complete infrastructure computing in the areas of enterprise computing and storage, networking and security and managed services. The Company assesses, designs, implements and manages solutions to reduce clients’ total cost of ownership, enhance the value of their current and future computing environment and drive the success of their business. These services encompass the management or hosting of both the applications and infrastructure on behalf of small and medium sized enterprises. The Company was incorporated under the laws of the State of Massachusetts on February 6, 1990, and is headquartered in Peabody, Massachusetts.

Basis of Presentation

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenue from the resale of computer hardware and software is recorded upon shipment or upon installation when required under contract terms. The related shipping and handling costs for delivery of hardware and software are included in cost of revenues on the accompanying statement of operations.

The Company also generates revenue from consulting services, implementation services, hosting, and post contract support. Revenue from consulting and implementation services is recognized as the services are provided. Revenue from hosting and post-contract support, consisting principally of help desk support and unspecified upgrades, is recognized ratably over the period the services are provided.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEXL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2005 and December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist principally of certificates of deposit.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable. Sales to the Company’s customers are made in the ordinary course of business and are generally unsecured. Collection of these receivables is dependent on the ability of these customers to generate cash flow to meet their obligations. Substantially all of the Company’s receivables are expected to be collected within one year. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

The Company maintains cash deposits in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced losses in such accounts and does not currently believe it is exposed to any significant credit risk related to its cash and cash equivalents.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include accounts receivable and accounts payable, approximate their fair values at November 30, 2005 and December 31, 2004.

Inventory

Inventory, consisting principally of computer hardware and software held for resale, is recorded at the lower of cost or market. Cost is determined using the specific identification and first-in, first-out methods.

Property and Equipment

Property and equipment is stated at cost. Costs of major acquisitions, replacements and renewals that extend the useful lives of the related assets are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Upon retirement or other disposition, the costs and related accumulated depreciation and/or amortization are removed from the accounts with any gain or loss recognized in income.

Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the lease term. Depreciation and amortization on all other property and equipment is computed using the straight-line method over the estimated useful lives of the assets ranging from 3-10 years.

NEXL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2005 and December 31, 2004 and 2003

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company, with the consent of its stockholder, has elected under the Internal Revenue Code to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholder.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable are net of allowances for doubtful accounts of approximately $306,200 and $363,000 at November 30, 2005 and December 31, 2004, respectively.

NOTE 3 - PROPERTY AND EQUIPMENT

The Company’s property and equipment was comprised of the following at:

	November 30,	December 31,
	2005	2004
Property and equipment, at cost:

Computer equipment	6,330,206	$5,214,165
Software	1,102,066	774,975
Furniture and fixtures	132,963	132,963
Leasehold improvements	794,675	748,149
Vehicle	41,585	81,803
	8,401,495	6,952,055

Less accumulated depreciation and amortization	4,988,015	3,791,439
	$3,413,480	$3,160,616

NOTE 4 - LONG-TERM DEBT

The Company had a collateralized note payable with a financial institution totaling $26,686 at December 31, 2004. The note required monthly payments of $682 including interest at 3.9% and was scheduled to mature in June, 2008. The note was fully repaid in 2005.

NEXL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2005 and December 31, 2004 and 2003

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following at:

	November 30,	December 31,
	2005	2004
Accrued payroll and accrued vacation	143,038	$305,628
Accrued commissions	628,576	547,120
Sales tax payable	650,027	1,075,089
	$1,421,641	$1,927,837

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office facilities under noncancelable operating leases (including the related party lease - Note 7) expiring on various dates through December 2009. Certain of the operating leases provide for escalating annual rent. Rent expense under operating leases for the eleven months ending November 30, 2005 and for the years ended December 31, 2004 and 2003 was $561,682, $519,335, and $439,737, respectively.

Future minimum payments due under non-cancelable operating leases with remaining terms in excess of one year are as follows:

For the twelve months Ending December 31,

2006	$462,325
2007	468,458
2008	432,748
2009	437,303
2010	220,816
$2,021,650

NEXL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
November 30, 2005 and December 31, 2004 and 2003

NOTE 6 - COMMITMENTS AND CONTINGENCIES (Continued)

Litigation

In October 2004 the Company received a notice from legal counsel for the Business Software Alliance (“BSA”) claiming that some of the software programs being used by the Company in its business operations were not duly licensed. During 2005 the Company reached a tentative agreement with BSA to settle the matter for a payment of approximately $150,000 which the Company has provided for in accounts payable at November 30, 2005.

NOTE 7 - RELATED PARTY TRANSACTIONS

The Company leases office space from a trust owned by the sole shareholder of the Company under terms that extend through December 31, 2009.

Total rent paid and charged to operations under the related party lease amounted to $374,000, $396,555, and $346,832 for the eleven months ended November 30, 2005 and for the years ended December 31, 2004 and 2003, respectively.

During the eleven months ended November 30, 2005 and the years ended December 31, 2004 and 2003, the Company had equipment sales to a related company wholly-owned by the sole shareholder amounting to $523,917, $2,130,320, and $392,174, respectively.

NOTE 8 - EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) Defined Contribution Plan covering all full-time employees who have completed a minimum of 90 days of service and are age twenty-one or older. Employees have the option to contribute up to 15% of their annual salaries. No matching contributions have been made by the Company during each of the last three years.

NOTE 9 - SUBSEQUENT EVENTS

Subsequent sale of stock

On December 1, 2005, the Company sold all of the outstanding shares of the Company for an amount in excess of the carrying amount of the Company’s assets.

FINANCIAL STATEMENTS